Exhibit 3.1.17

ARTICLES OF INCORPORATION

OF

LEE’S SUMMIT JOURNAL, INC.

The General and Business Corporation Act (Mo.S.A.1943)

I.

The name of the corporation shall be LEE’S SUMMIT JOURNAL, Incorporated.

II.

The registered office of the corporation shall be at 300 West Main Street, Lee’s Summit, Jackson County, Missouri, and the registered agent of said corporation shall be Paul M. Gould, at said address.

III.

That the amount of the capital with which this corporation will commence business is $9,000.00. The authorized stock of this corporation is 300 shares of common stock, all of no par value. All shareholders shall have the right to vote according to the number of shares held by such shareholders, and likewise, on the same basis, to participate in any dividends declared. All of said 300 shares shall be issued before the corporation shall commence business.

It is hereby acknowledged that the entire sum of the capital hereof, $9,000.00, is paid up in lawful money of the United States and has been deposited to the credit of the corporation, and is in the hands of the Board of Directors.

IV.

That the names, places of residence of the shareholders, and the number of shares subscribed by each, are:

Name	Residence	Number of shares
Stanley R. Fike I. Mildred Fike	Fairmount Station, Kansas City, Mo.	100 shares to be issued to them as joint tenants, with right of survivorship, and not as tenants in common.

IV. (Continued)

Name	Residence	Number of shares
Donald R. Eck Lydia Lucile Eck	222 North Michigan Chicago, Illinois	100 shares to be issued to them as joint tenants, with right of survivorship, and not as tenants in common.

Paul M. Gould Irene H. Gould	300 West Main St. Lee’s Summit, Mo.	100 shares to be issued to them as joint tenants with right of survivorship, and not as tenants in common.

V.

That the Board of Directors shall consist of three shareholders, and the names of those agreed upon for the first year are: Stanley R. Fike, Donald R. Eck, and Paul M. Gould.

VI.

That the corporation shall continue perpetually, and without any limitation as to years.

VII.

That the corporation is formed for the following purposes:

(A)	To engage in the business of commercial printing;

(B)	To sell stationery supplies and printing aids;

(C)	To engage in the business of printing and publishing a newspaper, and in connection therewith to do all things necessary and usual in the publication of a newspaper;

(D)	To manage, direct and sell advertising, whether through the newspaper or on individual accounts;

(E)	Generally, to carry on the business of newspaper proprietors and general publishers; to hold or promote competitions of any description authorized by law, which may be calculated to increase the business of the company or to advertise or promote the sale of any publication issued by it or in which it is interested, and to give prizes in connection with such competitions or otherwise.

(F)

To do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof: Provided, the same be not inconsistent with the laws under which this corporation is organized. And further, to borrow money, and to make and issue notes, bonds, debentures, obligations, and evidences of indebtedness of all kinds, whether secured by mortgage, deed of trust, pledge, or otherwise, and generally to make and perform agreements and contracts of every kind and description. To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage, or otherwise dispose of and deal in, lands and leaseholds, and any interest, estate, and rights in real property, and any personal or mixed property, and any franchises, rights, licenses, or privileges necessary, convenient, or appropriate for any of the purposes herein expressed.

IN TESTIMONY THEREOF we have hereunto set our hands this 3rd day of January, 1949.

/s/ Stanley R. Fike

/s/ I. Mildred Fike

/s/ Donald R. Eck

/s/ Lydia Lucile Eck

/s/ Paul M. Gould

/s/ Irene H. Gould

State of Missouri	)
County of Jackson	)	ss.

On this 3rd day of January, 1949, before me personally appeared Stanley H. Fike, I. Mildred Fike, Donald R. Eck, Lydia Lucile Eck, Paul M. Gould, and Irene H. Gould, to me known to be the persons described in and who executed the foregoing instrument and acknowledged that they executed the same as their free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above mentioned. My commission expires March 8, 1950.

/s/ Donald C. Earnhow
Notary Public in and for said County and State.

State of Missouri	)
County of Jackson	)	ss.

The undersigned, Stanley R. Fike, I. Mildred Fike, Donald R. Eck, Lydia Lucile Eck, Paul M. Gould, and Irene H. Gould, being all of the subscribers, including parties selected as directors for the first year, to the above and foregoing Articles of Agreement for the incorporation of the Lee’s Summit Journal, Incorporated, being duly sworn, upon their oaths, each did say that the statements and matters set forth therein are true.

IN TESTIMONY WHEREOF, the undersigned have hereunto set their hands on the day and year of January 3, 1949.

/s/ Stanley R. Fike

/s/ I. Mildred Fike

/s/ Donald R. Eck

/s/ Lydia Lucile Eck

/s/ Paul M. Gould

/s/ Irene H. Gould

Subscribed and sworn to before me this 3rd day of January, 1949, in my office in Lee’s Summit, Jackson County, Missouri.

/s/ Donald C. Earnhow
Notary Public in and for said County and State.

My commission expires March 8, 1950.

ARTICLES OF MERGER

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporations certify the following:

That Lee’s Summit Publishing Company, Inc., a Missouri corporation, and Lee’s Summit Journal, Incorporated, a Missouri corporation, are hereby merged and that the above-named Lee’s Summit Journal, Incorporated, is the surviving corporation;

That immediately prior to the merger Lee’s Summit Publishing Company, Inc. had 10,000 shares of $10.00 par value Common Stock issued and outstanding;

That immediately prior to the merger Lee’s Summit Journal, Incorporated, had 300 shares of no par value Common Stock issued and outstanding;

That the Board of Directors of Lee’s Summit Publishing Company, acting by means of a consent dated June 30, 1988, in lieu of holding a meeting, by a unanimous vote of the members of such board approved the Plan of Merger set forth in these Articles;

That the Board of Directors of Lee’s Summit Publishing Company, Inc., acting by means of a consent dated June 30, 1988, in lieu of holding a meeting, by a unanimous vote of the members of such board approved the Plan of Merger set forth in these Articles;

That the sole shareholder of all 300 shares of Lee’s Summit Journal, Incorporated, stock entitled to be voted, acting by means of a consent dated June 30, 1988, in lieu of holding a meeting, approved the Plan of Merger set forth in these Articles.

That the holders of all 10,000 shares of Lee’s Summit Publishing Company, Inc. stock entitled to be voted, acting by means of a consent dated June 30, 1988, in lieu of holding a meeting, by a unanimous note of such shareholders approved the Plan of Merger set forth in these Articles.

PLAN OF MERGER

(a) Lee’s Summit Publishing Company, Inc. and Lee’s Summit Journal, Incorporated, are hereby merged and Lee’s Summit Journal, Incorporated, is the surviving corporation.

(b) The merger shall become effective upon June 30, 1988, following the issuance of a Certificate of Merger of Lee’s Summit Publishing Company, Inc. and Lee’s Summit Journal, Incorporated, by the Secretary of State of Missouri (the time when the merger shall so become effective being sometimes hereinafter referred to as the “Effective Date”). Upon the Effective Date:

(i) Lee’s Summit Publishing Company, Inc. and Lee’s Summit Journal, Incorporated (sometimes referred to jointly hereinafter as the “Constituent Corporations”) shall be a single corporation, which shall be Lee’s Summit Journal, Incorporated, and the separate existence of Lee’s Summit Publishing Company, Inc. shall cease;

(ii) Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public and of a private nature, of each of the Constituent Corporations; and all property, real, personal, and mixed, and all debts due on whatever account and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be vested in Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger; provided that the officers and Board of Directors of each of the Constituent Corporations are authorized to execute all deeds, assignments, and documents of every nature which they may deem reasonably necessary or appropriate to effectuate a full and complete transfer of ownership;

(iii) Surviving Corporation shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger; and

(iv) the aggregate amount of the net assets of the Constituent Corporations which was available for the payment of dividends, immediately prior to the merger, to the extent that the value thereof is not transferred to stated capital by the issuance of shares or otherwise, shall continue to be available for payment of dividends by Surviving Corporation.

(c) The officers, Board of Directors and registered agents and offices of Surviving Corporation immediately prior to the effective date of the merger shall be the same until their respective successors are duly elected and qualified or selected under the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation.

(d) On the Effective Date, each share of Common Stock of Surviving Corporation which, immediately prior to the Effective Date, is issued and outstanding, shall, without any action on the part of the holder thereof, become treasury shares of Surviving Corporation and shall immediately thereafter be cancelled; and the shares of Common Stock, of Parent Corporation shall, without any action on the part of any holder thereof, be treated as follows:

(i) 5,250 shares issued, outstanding and owned by Clark O. Murray shall be converted into 170.28 shares of Common Stock of Surviving Corporation;

(ii) 1,000 shares issued, outstanding and owned by Margaret O. Murray shall be converted into 32.43 shares of Common Stock of Surviving Corporation;

(iii) 1,000 shares issued, outstanding and owned by Michael C. Murray shall be converted into 32.43 shares of Common Stock of Surviving Corporation;

(iv) 1,000 shares issued, outstanding and owned by Craig R. Murray shall be converted into 32.43 shares of Common Stock of Surviving Corporation;

(v) 1,000 shares issued, outstanding and owned by Brian D. Murray shall be converted into 32.43 shares of Common Stock of Surviving Corporation;

(vi) 250 shares issued, outstanding and owned by Jack D. and Janet Burton, JTWROS, shall be converted into $2,825.00 cash;

(vii) 250 shares issued, outstanding and owned by Wright S. Coulson shall be converted into $2,825.00 cash; and

(viii) 250 shares issued, outstanding and owned by W. Richard Keene shall be converted into $2,825.00 cash.

As promptly as practicable after the Effective Date, each holder of an outstanding certificate or certificates which, prior to the Effective Date represented shares of Common Stock of Parent Corporation, shall surrender the same to the secretary of Surviving Corporation and such holder or holders shall be entitled to receive in exchange therefor newly issued certificates representing shares of Common Stock of Surviving Corporation or cash as set forth above.

(e) On the Effective Date and until thereafter altered, amended or repealed in accordance with the provisions thereof and applicable law, each of Articles I, II, III, IV, V, VI and VII of the Articles of Incorporation of Surviving Corporation shall be amended in its entirety into the respective one of Articles One, Two, Three, Four, Five, Six and Seven on Exhibit 1, which is attached hereto and made a part hereof; provided that the Surviving Corporation’s Articles of Incorporation are further amended by the addition of Articles Eight, Nine, Ten and Eleven as such Articles appear on said Exhibit 1.

IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.

LEE’S SUMMIT JOURNAL, INCORPORATED

	By:	/s/ [signature illegible]
(Corporate Seal)	Its	President

ATTEST:
/s/ Jack D. Burton
(Secretary)

LEE’S SUMMIT PUBLISHING COMPANY, INC.

By:	By;	Clark O. Murray
(Corporate Seal)	Its	President

ATTEST:
Jack D. Burton
(Secretary)

EXHIBIT 1 - Lee’s Summit Journal, Incorporated

ARTICLE ONE

NAME

The name of the corporation is Lee’s Summit Journal, Incorporated.

ARTICLE TWO

REGISTERED OFFICE AND AGENT

The address, including street and number, if any, of the corporation’s registered office in this state is 2345 Grand Avenue, Suite 2600, Kansas City, Missouri 64108; and the name of its registered agent at such address is Registered Agent, Ltd.

ARTICLE THREE

STOCK

The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be:

Class	Par Value, if Any, Per Share	Number of Shares
Common	No Par	1,000

No holder of capital stock of this corporation shall be entitled as a matter of right to subscribe for, purchase, or receive any part of any new or additional issue of stock including treasury stock of any class, whether now or hereafter authorized, or of any bonds, notes, debentures, other securities or stock convertible into stock of any class, and all such additional shares of stock, bonds, notes, debentures, other securities or stock convertible into stock may be issued and disposed of by the Board of Directors to such person or persons on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable; provided, however, that any holder of Stock of this corporation, whether or not a holder of any of the stock of this Corporation currently authorized above, shall have the pre-emptive rights, if any, authorized under Missouri law with respect to any stock of this corporation authorized and issued in excess of the above authorized 1,000 shares of stock. For the purposes of this Article Three, any issuance of Stock of this corporation, including but not limited to treasury stock, shall be deemed to be out of the 1,000 currently authorized shares of stock of this corporation except to the extent said issuance causes the issued and outstanding stock of this corporation at the time of said issuance to exceed 1,000 shares.

ARTICLE FOUR

RESERVATION OF RIGHTS

Any person, upon becoming the owner or holder of any shares of stock or other securities issued by this corporation, does thereby consent and agree that all rights, powers, privileges, obligations or restrictions pertaining to such securities in any way may be altered, amended, restricted, enlarged or repealed by legislative enactments of the State of Missouri or of the United States hereafter adopted which have reference to or affect corporations or such securities in any way; and that the corporation reserves the right to transact any business for the corporation, to alter, amend or repeal these Articles of Incorporation, or to do any other act or things as authorized, permitted or allowed by such legislative enactments.

ARTICLE FIVE

DIRECTORS

The number of directors which shall constitute the Board of Directors shall be fixed from time to time by or in the manner provided in the bylaws of the Corporation, provided that the number of directors shall not be less than three (3), and provided, further, that until a different number is fixed by or in the manner provided in the Bylaws, the number of directors which shall constitute the Board of Directors now shall be five (5). Any change in the number of directors shall be reported to the Secretary of State within thirty (30) calendar days following such change.

ARTICLE SIX

DURATION

The duration of the corporation is perpetual.

ARTICLE SEVEN

OBJECTS, PURPOSES AND POWERS

The corporation is formed for the following purposes:

(a) To operate a newspaper or shopper publication, commercial printing, or newspaper, shopper or printing distribution business;

(b) To engage in any commercial, mercantile, manufacturing, mining, industrial, importing, exporting or trading business, venture, activity or service or other business, venture, activity or service of any kind or type, whether for its own account, for the account of another, as a general partner, a limited partner, or a joint venturer;

(c) To engage in scientific and technological research and pursuits of every lawful kind and description and to utilize, employ and exploit any and all knowledge resulting therefrom;

(d) To purchase, lease, rent, accept or otherwise acquire, own, hold, sell, mortgage, charge, exchange, encumber, or dispose of in any manner whatsoever, invest, trade and deal in and with real and personal property of every kind and description, whether tangible or intangible, corporeal or incorporeal;

(e) To carry on the above and any other lawful business and to do any and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any or all of the objects hereinbefore enumerated or for the enhancement of the value of the property of the corporation or which shall at any time appear conducive thereto, including, without limitation, the making of political contributions in the manner and to the extent permitted by law and the establishment, financing and maintenance of political committees in the manner and to the extent permitted by law, either as principal, agent, for its own or another’s account, as a general partner, a limited partner, or a joint venturer; and further to have all the rights, powers and privileges now or hereafter conferred by the laws of the State of Missouri or under any act amendatory thereof, supplemental thereto or substituted therefor.

The objects and purposes specified in the foregoing clauses of this Article Seven shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall be construed as powers as well as objects and purposes.

ARTICLE EIGHT

CERTAIN TRANSACTIONS

No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose.

ARTICLE NINE

INDEMNIFICATION

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director (hereinafter referred to in this Article Nine as the “Representative” or a “Representative”) of the corporation, or is or was a Representative and is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ and accountants’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by The General and Business Corporation Law of Missouri now in effect or as hereafter amended. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Representative is proper in the circumstances because he has met the applicable standards of conduct set forth in The General and Business Corporation Law of Missouri now in effect or as hereafter amended. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b) The corporation may purchase and maintain insurance on behalf of any person against any liability asserted against him and incurred by him in any capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

ARTICLE TEN

AMENDMENTS TO BYLAWS

The bylaws of the corporation may from time to time be altered, amended, suspended or repealed or new bylaws may be adopted by the shareholders or by the Board of Directors. The power of the directors to alter, amend, suspend or repeal the bylaws or any portion thereof may be denied as to any bylaws or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide.

ARTICLE ELEVEN

CAPTIONS

The captions and subcaptions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of these Articles nor the intent of any provision thereof.

Charter #73679

SURVIVING CORP	Lee’s Summit Journal, Incorporated

SHARES	300 c @ NP	increase to 1000 c @ NP

ISSUED	300	300

un-issued		700

MERGING CORPORATIONS

1.	Charter #275399

CORP. NAME	Lee’s Summit Publishing Company, Inc.

SHARES	75,000 c @ $10.00

issued	10,000

2.	Charter #

CORP. NAME

SHARES

issued

3.	Charter #

CORP. NAME

SHARES

issued

4.	Charter #

CORP. NAME

SHARES

issued

SHARE EXCHANGE	SURVIVING SHARES OUTSTANDING

#1 5250 for 170.28	700

#2 1000 for 32.43	170.28

#3 1000 for 32.43	569.72

#4 1000 for 32.43	32.43

1000 32.43	537.29

32.43

250 for cash $2,825	494.86

250 for cash $2,825	32.43

250 for cash $2,825	462.43

10,000 total	32.43

430.

TAX CLEARANCE
FILING FEE

Evelyn Talbott

7/11/88

TAX CLEARNACE - MERGERS

Bal. Due C 87 450.76
#00275398	HARRISONVILLE PUBLISHING COMPANY, INC. (SEE ATTACHED)		6/30/88

#00275399	LEE’S SUMMIT PUBLISHING COMPANY, INC.		6/30/88

#00117406	MID-WEST MEDICAL LABORATORY, INC. (see attached reports)		7/7/88

#00207863	ORCHARD BOX CO.		7/5/88

#F00240696	WESTERN AIR LINES, INC. /s/ we have the report	(corporation forfeited on 4/22/87) (see attached report)	4/1/87

#00189676	MIDSTATES INVESTMENT CO., INC.		7/5/88

[initials illegible]

7-12-88

State of Missouri
Rebecca McDowell Cook, Secretary of State
P.O. Box 778, Jefferson City, MO 65102
Corporation Division

Statement of Change of Registered Agent and/or

Registered Office

By a Foreign or Domestic For Profit or Nonprofit Corporation

Charter No. _00073679

(1)	The name of the corporation is: Lee’s Summit Journal, Incorporated

(2)	The address, including street and number, of its present registered office (before change) is:

2345 Grand Avenue, Suite 2600, Kansas City, MO 64108

(3)	The address, including street number, of its registered office is hereby changed to:

CT Corporation Systems, 120 S. Central Avenue, Clayton, MO. 63105

Address (P.O. Box may only be used in conjunction with a physical street address) City/State/Zip

(4)	The name of its present registered agent (before change) is: Registered Agent, Ltd.

(5)	The name of the new registered agent is: CT Corporation System

Authorized signature of new registered agent must appear below:

/s/ NASEEM A. CONDE SPECIAL ASST. SECRETARY

(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

In affirmation of the facts stated above,

/s/ Lynda Hauswirth	Lynda Hauswirth
(Authorized Signature of officer or, if applicable, chairman of the board)	(Printed Name)

Assistant Vice President	5/14/2001
(Title)	(Date of Signature)

[SEAL]

TO BE FILED IN DUPLICATE. NO FEE	Form No. 1

Please read instructions on back

of report before attempting to

execute.

Certificate of Change of Registered Agent and Registered Office

by Foreign or Domestic Corporations

STATE OF Missouri	)
	)	ss.
Jackson COUNTY	)

To SECRETARY OF STATE,

Jefferson City, Missouri.	Charter No. 73679

The undersigned corporation, organized and existing under the laws of the State of Missouri for the purpose of changing its registered agent or its registered office, or both, in Missouri as provided by the provisions of “The General and Business Corporation Act of Missouri,” represents that:

1.	The name of the corporation is Lee’s Summit Journal, Inc.

2.	The name of its FORMER registered agent is Paul M. Gould

3.	The address, including street and number, if any, of its FORMER registered office is 300 Southwest Main, Lee’s Summit, Mo.

4.	The name of the NEW registered agent is W. Ferrell Shuck

5.	Its registered office is hereby CHANGED TO 12 West Third, Lee’s Summit, Mo. 64063

(including street and number if any change in the registered office is to be made.)

6.	The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7.	Such change was authorized by resolution duly adopted by the board of directors.

IN WITNESS WHEREOF, the undersigned corporation has caused this report to be executed in its name by its

Vice-President , attested by its Secretary
(PRESIDENT OR VICE-PRESIDENT) (SECRETARY OR ASSISTANT SECRETARY)

This 8th day of August, A.D. 1967.

Lee’s Summit Journal, Inc.

By	/s/ W. Ferrell Shuck
VICE-PRESIDENT

[SEAL]

[signature illegible]
SECRETARY OR ASSISTANT SECRETARY

STATE OF Missouri	)
	)	ss.
COUNTY OF Jackson	)

I, [Illegible], a Notary Public, do hereby certify that on the 8th day of August, A.D. 1967, personally appeared before me W. Ferrell Shuck who declares he is Vice-President of the corporation, executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

[Notarial Seal]	My Commission Expires April 17, 1970	[signature illegible]
NOTARY PUBLIC

CHANGE OF REGISTERED AGENT

AND OFFICE OF

Lee’s Summit Journal, Inc.

12 West Third Street

Lee's Summit, Mo. 64063

NOTICE

This certificate must be filed in duplicate. The corporation cannot act as its own registered agent. The registered office may be, but need not be, the same as the place of business of the corporation, but the registered office and the registered address of the agent must be the same.

Any subsequent change in the registered office or agent must be immediately reported to the Secretary of State on blanks furnished for that purpose.

FILED

AUG 29 1965

[signature illegible]

SECRETARY OF STATE

STATE OF MISSOURI . . . Office of Secretary of State ROY D. BLUNT, Secretary of State
Amendment of Articles of Incorporation (To be submitted in duplicate by an attorney)

HONORABLE ROY D. BLUNT

SECRETARY OF STATE

STATE OF MISSOURI

P.O. BOX 778

JEFFERSON CITY, MO 65102

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.	The present name of the Corporation is LEE’S SUMMIT JOURNAL, INCORPORATED

The name under which it was originally organized was LEE’S SUMMIT JOURNAL, INCORPORATED

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on November 25, 1985.

3.	Article Number V is amended to read as follows:

V.

The number of directors which shall constitute the Board of Directors shall be fixed from time to time by or in the manner provided in the Bylaws of the Corporation, provided that the number of directors shall not be less than three (3), and provided, further, that until a different number is fixed by or in the manner provided in the Bylaws, the number of directors which shall constitute the Board of Directors now shall be five (5). Any change in the number of directors shall be reported to the Secretary of State within thirty (30) calendar days following such change.

(If more than one article is to be amended or more space is needed attach fly sheet.)

4.	Of the 300 shares outstanding, 300 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	300

5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	300	-0-

6.	If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

N/A

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

N/A

7.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

N/A

IN WITNESS WHEREOF, the undersigned,                     Clark O. Murray

                                             President,                                                          has executed this instrument and its

                                     Secretary, Jack D. Burton,                                     has affixed its corporate seal hereto and

attested said seal on the                             25th                              day of                     November                     , 1985  .

LEE’S SUMMIT JOURNAL, INCORPORATED
Name of Corporation

ATTEST:

/s/ Jack D. Burton	/s/ Clark O. Murray
Secretary or Assistant Secretary	President or Vice-President
Jack D. Burton, Secretary	Clark O. Murray, President

STATE OF Kansas	)
County of JOHNSON	)	ss

I, Carlene Bauer, a Notary Public, do hereby certify that on the 25 day of November, 1985, personally appeared before me Clark O. Murray who, being by me first duly sworn, declared that he is the President of Lee’s Summit Journal, Incorporated that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

[Notarial Seal]	Carlene Bauer

My Commission Expires June 2, 1988

RESTATEMENT OF THE

ARTICLES OF INCORPORATION

OF

LEE’S SUMMIT JOURNAL, INCORPORATED

The undersigned natural persons, being the duly elected and acting President and Secretary, respectively, of Lee’s Summit Journal, Incorporated, hereby verify that this Restatement of said corporation’s Articles of Incorporation correctly sets forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, that these Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto, and that these Restated Articles of Incorporation were unanimously adopted by means of a written consent dated June 30, 1988 executed by the holders of all 300 outstanding shares (300 for, 0 against) of the corporation’s stock. The Restated Articles of Incorporation are as follows:

ARTICLE ONE

NAME AND INCORPORATORS

The name of the corporation is Lee’s Summit Journal, Incorporated. The incorporators, their addresses and the number of shares each originally held were: Stanley R. and I. Mildred Fike, Fairmount Station, Kansas City, Missouri (100 shares as Joint Tenants WROS); Donald R. and Lydia Lucile Eck, 222 North Michigan, Chicago, Illinois (100 shares as Joint Tenants WROS); and Paul M. and Irene H. Gould, 300 West Main Street, Lee’s Summit, Missouri (100 shares as Joint Tenants WROS).

ARTICLE TWO

REGISTERED OFFICE AND AGENT

The address, including street and number, if any, of the corporation’s registered office in this state is 2345 Grand Avenue, Suite 2600, Kansas City, Missouri 64108; and the name of its registered agent at such address is Registered Agent, Ltd.

ARTICLE THREE

STOCK

The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be:

Class	Par Value, if Any, Per Share	Number of Shares
Common	No Par	1,000

No holder of capital stock of this corporation shall be entitled as a matter of right to subscribe for, purchase, or receive any part of any new or additional issue of stock including treasury stock of any class, whether now or hereafter authorized, or of any bonds, notes, debentures, other securities or stock convertible into stock of any class, and all such additional shares of stock, bonds, notes, debentures, other securities or stock convertible into stock may be issued and disposed of by the Board of Directors to such person or persons on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable; provided, however, that any holder of Stock of this corporation, whether or not a holder of any of the stock of this Corporation currently authorized above, shall have the pre-emptive rights, if any, authorized under Missouri law with respect to any stock of this corporation authorized and issued in excess of the above authorized 1,000 shares of stock. For the purposes of this Article Three, any issuance of Stock of this corporation, including but not limited to treasury stock, shall be deemed to be out of the 1,000 currently authorized shares of stock of this corporation except to the extent said issuance causes the issued and outstanding stock of this corporation at the time of said issuance to exceed 1,000 shares.

ARTICLE FOUR

RESERVATION OF RIGHTS

Any person, upon becoming the owner or holder of any shares of stock or other securities issued by this corporation, does thereby consent and agree that all rights, powers, privileges, obligations or restrictions pertaining to such securities in any way may be altered, amended, restricted, enlarged or repealed by legislative enactments of the State of Missouri or of the United States hereafter adopted which have reference to or affect corporations or such securities in any way; and that the corporation reserves the right to transact any business for the corporation, to alter, amend or repeal these Articles of Incorporation, or to do any other act or things as authorized, permitted or allowed by such legislative enactments.

ARTICLE FIVE

DIRECTORS

The number of directors which shall constitute the Board of Directors shall be fixed from time to time by or in the manner provided in the bylaws of the Corporation, provided that the number of directors shall not be less than three (3), and provided, further, that until a different number is fixed by or in the manner provided in the Bylaws, the number of directors which shall constitute the Board of Directors now shall be five (5). Any change in the number of directors shall be reported to the Secretary of State within thirty (30) calendar days following such change.

ARTICLE SIX

DURATION

The duration of the corporation is perpetual.

ARTICLE SEVEN

OBJECTS, PURPOSES AND POWERS

The corporation is formed for the following purposes:

(a) To operate a newspaper or shopper publication, commercial printing, or newspaper, shopper or printing distribution business;

(b) To engage in any commercial, mercantile, manufacturing, mining, industrial, importing, exporting or trading business, venture, activity or service or other business, venture, activity or service of any kind or type, whether for its own account, for the account of another, as a general partner, a limited partner, or a joint venturer;

(c) To engage in scientific and technological research and pursuits of every lawful kind and description and to utilize, employ and exploit any and all knowledge resulting therefrom;

(d) To purchase, lease, rent, accept or otherwise acquire, own, hold, sell, mortgage, charge, exchange, encumber, or dispose of in any manner whatsoever, invest, trade and deal in and with real and personal property of every kind and description, whether tangible or intangible, corporeal or incorporeal;

(e) To carry on the above and any other lawful business and to do any and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any or all of the objects hereinbefore enumerated or for the enhancement of the value of the property of the corporation or which shall at any time appear conducive thereto, including, without limitation, the making of political contributions in the manner and to the extent permitted by law and the establishment, financing and maintenance of political committees in the manner and to the extent permitted by law, either as principal, agent, for its own or another’s account, as a general partner, a limited partner, or a joint venturer; and further to have all the rights, powers and privileges now or hereafter conferred by the laws of the State of Missouri or under any act amendatory thereof, supplemental thereto or substituted therefor.

The objects and purposes specified in the foregoing clauses of this Article Seven shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall be construed as powers as well as objects and purposes.

ARTICLE EIGHT

CERTAIN TRANSACTIONS

No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose.

ARTICLE NINE

INDEMNIFICATION

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director (hereinafter referred to in this Article Nine as the “Representative” or a “Representative”) of the corporation, or is or was a Representative and is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ and accountants’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by The General and Business Corporation Law of Missouri now in effect or as hereafter amended. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Representative is proper in the circumstances because he has met the applicable standards of conduct set forth in The General and Business Corporation Law of Missouri now in effect or as hereafter amended. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of sharehodlers or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b) The corporation may purchase and maintain insurance on behalf of any person against any liability asserted against him and incurred by him in any capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

ARTICLE TEN

AMENDMENTS TO BYLAWS

The bylaws of the corporation may from time to time be altered, amended, suspended or repealed or new bylaws may be adopted by the shareholders or by the Board of Directors. The power of the directors to alter, amend, suspend or repeal the bylaws or any portion thereof may be denied as to any bylaws or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide.

ARTICLE ELEVEN

CAPTIONS

The captions and subcaptions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of these Articles nor the intent of any provision thereof.

IN WITNESS WHEREOF, the undersigned, W. Ferrell Shuck, President of Lee’s Summit Journal, Incorporated, has executed this instrument and Jack D. Burton, Secretary of said corporation, has affixed its corporate seal hereto and attested said seal on the 1st day of October, 1988.

(SEAL)

LEE’S SUMMIT JOURNAL, INCORPORATED

ATTEST:

/s/ Jack D. Burton	By	/s/ W. Ferrell Shuck
Jack D. Burton, Secretary		W. Ferrell Shuck, President

STATE OF KANSAS	)
	)	s.s.
COUNTY OF JOHNSON	)

I, Harry E. Wigner, Jr., a Notary Public, do hereby certify that on this 1st day of October, 1988, personally appeared before me W. Ferrell Shuck, who, being by me first duly sworn, declared that he is the President of Lee’s Summit Journal, Incorporation; that he signed the foregoing document as President of the corporation; and that the statements therein contained are true.

/s/ Harry E. Wigner, Jr.
Notary Public

My Commission expires:

March 15, 1992

STATE OF KANSAS	)
	)	s.s.
COUNTY OF JOHNSON	)

I, Harry E. Wigner, Jr., a Notary Public, do hereby certify that on this 1st day of October, 1988, personally appeared before me Jack D. Burton, who, being by me first duly sworn, declared that he is the President of Lee’s Summit Journal, Incorporation; that he signed the foregoing document as President of the corporation; and that the statements therein contained are true.

/s/ Harry E. Wigner, Jr.
Notary Public

My Commission expires:

March 15, 1992

STATEMENT OF REDUCTION OF STATED CAPITAL

OF

LEE’S SUMMIT JOURNAL, INCORPORATED

The undersigned, Lee’s Summit Journal, Incorporated, a Missouri corporation (herein the “Company” or the “Corporation”), for the purpose of reducing the stated capital of the Company, in accordance with The General and Business Corporation Law of Missouri, does hereby make and execute this Statement of Reduction of Stated Capital:

FIRST. The name of the Company is Lee’s Summit Journal, Incorporated.

SECOND. The following resolutions, adopting an Amendment to Article THREE of the Company’s Articles of Incorporation, and setting forth the reduction of the stated capital of the Company, and the manner for effecting the same concurrently with the effectiveness of said Amendment to the Company’s Articles of Incorporation, were unanimously adopted by the stockholders of the Company, to-wit:

BE IT RESOLVED, that whereas the Board of Directors of the Company has adopted a resolution declaring the advisability of the adoption by the stockholders of the following Amendment to the Articles of Incorporation of the Company in lieu of the existing Article Three and whereas the stockholders have duly considered the proposed Amendment and have determined it to be in the best interests of the Company that the same be adopted, now, therefore, the stockholders of the Company hereby adopt the following Amendment to the Articles of Incorporation of the Company as a substitute for the existing Article Three, to-wit:

ARTICLE THREE

The aggregate number and classes of shares of capital stock which the Corporation shall have authority to issue shall be:

Class	Par Value	Number of Shares
Class A Common	No Par	1,000
Class B Common	No Par	1,000

The Class A Common Stock and Class B Common Stock shall be identical in all respects, except that the holders of Class B Common Stock shall have no voting power for any purpose whatsoever and the holders of Class A Common Stock shall, to the exclusion of the holders of Class B Common Stock, have full voting power for all purposes.

No holder of capital stock of this Corporation shall be entitled as a matter of right to subscribe for, purchase, or receive any part of any new or additional issue of stock including treasury stock of any class, whether now or hereafter authorized, or of any bonds, notes, debentures, other securities or stock convertible into stock of any class, and all such additional shares of stock, bonds, notes, debentures, other securities or stock convertible into stock may be issued and disposed of by the Board of Directors to such person or persons on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable; provided, however, that any holder of Stock of this Corporation, whether or not a holder of any of the stock of this Corporation currently authorized above, shall have the pre-emptive rights, if any, authorized under Missouri law with respect to any stock of this Corporation authorized and issued in excess of the above authorized 2,000 shares of stock. For the purposes of this Article Three, any issuance of Stock of this Corporation, including but not limited to treasury stock, shall be deemed to be out of the 2,000 currently authorized shares of stock of this Corporation except to the extent said issuance causes the issued and outstanding stock of this Corporation at the time of said issuance to exceed 2,000 shares. Upon the effective date of said amendment to Article Three of the Articles of Incorporation immediately and automatically each share of common stock with no par value then outstanding shall be known as a share of Class A Common Stock with no par value and thereafter the officers shall execute and exchange stock certificates evidencing one share of Class A Common Stock with no par value for each share of common stock with no par value then outstanding.

and the officers and Directors of the Company are hereby authorized and directed to take such actions as they deem necessary or appropriate in order to complete the process of so amending the Articles of Incorporation, including, without limitation by filing such documents and recording the same in such offices as are necessary or appropriate under Missouri law.

BE IT FURTHER RESOLVED, that whereas the Board of Directors of the Company has determined it to be advisable for the Company to reduce its stated capital immediately following the effectiveness of the aforesaid Amendment to the Company’s Articles of Incorporation, and whereas the stockholders hereby make the same determination, now therefore the Company’s stated capital is reduced, effective concurrently with the effective date of the aforesaid Amendment, by transferring from the Company’s stated capital to the Company’s paid-in surplus $15.00 for each of the Company’s 300 shares of common stock which were issued immediately prior to the effectiveness of said Amendment, which constitutes a reduction of stated capital of $4,500.00 so that the stated capital of the Company shall be reduced from $9,000.00 to $4,500.00 and the paid in surplus of the Company shall be increased from $0.00 to $4,500.00; provided that upon the effectiveness of this reduction of stated capital said reduction shall be effected by each share of common stock with no par value then outstanding becoming known as a share of Class A Common Stock with no par value per share; provided further that the officers and Directors of the Company are hereby authorized and directed to take such steps as they deem necessary or appropriate in order to complete the process of so reducing the Company’s stated capital, including, without limitation by filing such documents and recording the same in such offices as are necessary or appropriate under Missouri law.

THIRD. The number of shares of stock of the Company outstanding and entitled to vote on the reduction of stated capital was 300 shares of common stock with no par value per share.

FOURTH. The foregoing reduction of stated capital was, in accordance with the provisions of The General and Business Corporation Law of Missouri, adopted by written consent signed by all of the stockholders of the Company entitled to vote thereon, such consent having the same force and effect as a unanimous vote of the stockholders thereon at a meeting duly held. Consequently, the number of shares voted for the foregoing reduction of stated capital was 300 and the number of shares voted against such reduction was none.

IN WITNESS WHEREOF, the undersigned, Jack D. Burton Vice President/Finance of Lee’s Summit Journal, Incorporated, has executed this instrument and its Secretary, Jack D. Burton, has affixed its corporate seal hereto and attested said seal on the 3rd day of November, 1992.

(SEAL)

LEE’S SUMMIT JOURNAL, INCORPORATED

/s/ Jack D. Burton	/s/ Jack D. Burton
Jack D. Burton, Secretary	Jack D. Burton, Vice President/Finance

STATE OF KANSAS	)
	)	ss
COUNTY OF JOHNSON	)

I, Carlene Bauer, a Notary Public, do hereby certify that on this 3rd day of November, 1988, personally appeared before me Jack D. Burton, who, being by me first duly sworn, declared that he is the Vice President/Finance and Secretary of Lee’s Summit Journal, Incorporation; that he signed the foregoing document as President of the corporation; and that the statements therein contained are true.

/s/ Carlene Bauer
Notary Public

(NOTARIAL SEAL)

My Commission expires:

June 2, 1996

STATE OF MISSOURI . . .Office of Secretary of State Roy D. Blunt, Secretary of State
Amendment of Articles of Incorporation
(To be submitted in duplicate)

HONORABLE ROY D. BLUNT

SECRETARY OF STATE

STATE OF MISSOURI

P.O. BOX 778

JEFFERSON CITY, MO 65102

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.	The present name of the Corporation is Lee’s Summit Journal, Incorporated

The name under which it was originally organized was Lee’s Summit Journal, Incorporated

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders by means of executing a unanimous written consent pursuant to §351.273 R.S. Mo. on November 3, 1992.

3.	Article Number Three is amended to read as follows:

(See Attached Page)

(If more than one article is to be amended or more space is needed attach fly sheet.)

4.	Of the 300 shares outstanding, 300 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	300

5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	300	-0-

6.	If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

Not applicable

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

200 shares of no par stock (1,000 shares of No Par Class A Common Stock and 1,000 shares of No Par Class B Common Stock) will be authorized but only 300 shares of No Par Class A Common Stock will be presently issued (See Item 7).

7.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

Upon the effective date of the amendment, each of the 300 shares of No par Common Stock now outstanding shall be exchanged for a share of No Par Class A Common Stock.

IN WITNESS WHEREOF, the undersigned, Jack D. Burton, Vice-President/Finance of Lee’s Summit Journal, Incorporated, has executed this instrument and its Secretary, Jack D. Burton, has affixed its corporate seal hereto and attested said seal on the 3rd day of November, 1992.

[SEAL]

LEE’S SUMMIT JOURNAL, INCORPORATED
Name of Corporation

ATTEST:

/s/ Jack D. Burton	/s/ Jack D. Burton
Jack D. Burton, Secretary	Jack D. Burton, Vice President/Finance

STATE OF KANSAS	)
	)	ss
COUNTY OF JOHNSON	)

I, Carlene Bauer, a Notary Public, do hereby certify that on this 3rd day of November, 1992, personally appeared before me Jack D. Burton, who, being by me first duly sworn, declared that he is the Vice-President/Finance and Secretary of Lee’s Summit Journal, Incorporated; that he signed the foregoing document as Vice-President/Finance and Secretary of the corporation; and that the statements therein contained are true.

[NOTARIAL SEAL]

/s/ Carlene Bauer
Notary Public

My Commission expires: June 2, 2006

AMENDED ARTICLE OF

LEE’S SUMMIT JOURNAL, INCORPORATED

ARTICLE THREE

The aggregate number and classes of shares of capital stock which the Corporation shall have authority to issue shall be:

Class	Par Value	Number of Shares
Class A Common	No Par	1,000
Class B Common	No Par	1,000

The Class A Common Stock and Class B Common Stock shall be identical in all respects, except that the holders of Class B Common Stock shall have no voting power for any purpose whatsoever and the holders of Class A Common Stock shall, to the exclusion of the holders of Class B Common Stock, have full voting power for all purposes.

No holder of capital stock of this Corporation shall be entitled as a matter of right to subscribe for, purchase, or receive any part of any new or additional issue of stock including treasury stock of any class, whether now or hereafter authorized, or of any bonds, notes, debentures, other securities or stock convertible into stock of any class, and all such additional shares of stock, bonds, notes, debentures, other securities or stock convertible into stock may be issued and disposed of by the Board of Directors to such person or persons on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable; provided, however, that any holder of Stock of this Corporation, whether or not a holder of any of the stock of this Corporation currently authorized above, shall have the pre-emptive rights, if any, authorized under Missouri law with respect to any stock of this Corporation authorized and issued in excess of the above authorized 2,000 shares of stock. For the purposes of this Article Three, any issuance of Stock of this Corporation, including but not limited to treasury stock, shall be deemed to be out of the 2,000 currently authorized shares of stock of this Corporation except to the extent said issuance causes the issued and outstanding stock of this Corporation at the time of said issuance to exceed 2,000 shares.

Upon the effective date of said amendment to Article Three of the Articles of Incorporation immediately and automatically each share of common stock with no par value then outstanding shall be known as a share of Class A Common Stock with no par value and thereafter the officers shall execute and exchange stock certificates evidencing one share of Class A Common Stock with no par value for each share of common stock with no par value then outstanding.

STATE OF MISSOURI
James C. Kirkpatrick, Secretary of State
Corporation Division

Statement of Change of Registered Agent or Registered Office

by Foreign or Domestic Corporations

To	SECRETARY OF STATE,
	Jefferson City, Missouri.	Charter No. 73679

The undersigned corporation, organized and existing under the laws of the State of Missouri for the purpose of changing its registered agent or its registered office, or both, in Missouri as provided by the provisions of “The General and Business Corporation Act of Missouri,” represents that:

1.	The name of the corporation is LEE’S SUMMIT JOURNAL, INCORPORATED

2.	The name of its PRESENT registered agent (before change) is W. Ferrell Shuck

3.	The name of the new registered agent is Registered Agent, Ltd.

4.	The address, including street number, if any, of its PRESENT registered office (before change) is 12 West Third, Lee’s Summit, MO 64063

5.	Its registered office (including street number, if any change is to be made) is hereby CHANGED TO

2345 Grand Avenue, Suite 2600, Kansas City, MO 64108

6.	The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

(Over)

7.	Such change was authorized by resolution duly adopted by the board of directors.

IN WITNESS WHEREOF, the undersigned corporation has caused this report to be executed in its name by its PRESIDENT OR VICE-PRESIDENT, attested by its SECRETARY OR ASSISTANT SECRETARY this

19th day of December, A.D.1985

LEE’S SUMMIT JOURNAL, INCORPORATED
NAME OF CORPORATION

By	/s/ Clark O. Murray
Clark O. Murray, President

Attest:

/s/ Jack D. Burton
SECRETARY OR ASSISTANT SECRETARY
Jack D. Burton, Secretary

STATE OF KANSAS	)
	)	ss.
COUNTY OF JOHNSON	)

I, Carlene Bauer, a Notary Public, do hereby certify that on the 19th day of December, A.D. 1985, personally appeared before me Clark O. Murray, who declares he is the President of the corporation, executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

/s/ Carlene Bauer

My term expires on June 2, 1988

AFFIDAVIT OF RECORDING OF ARTICLES OF

INCORPORATION

STATE OF MISSOURI	)		FILING FEE DUE . . . $4.50
	)	ss.
COUNTY OF JACKSON	)

We, the undersigned, Stanley R. Fike, I. Mildred Fike, Donald R. Eck, Lydia Lucile Eck, Paul M. Gould, and Irene H. Gould, being all the directors of Lee’s Summit Journal, Incorporated a corporation formed under the laws of Missouri as shown by Certificate No. 73679 issued on the 15th day of January, 1949, by the Secretary of State, do upon our oath state that the Articles of Incorporation to which was attached a certified copy of the Certificate, was filed for record in the office of the Recorder of Deeds in Independence, county* of Jackson, on the 24th day of January, 1949.

Stanley R. Fike
I. Mildred Fike
Donald R. Eck
(To be executed by all of the directors)	Lydia Lucile Eck
Paul M. Gould
Irene H. Gould

Subscribed and sworn to before me this 4th day of February A.D. 1949. My commission expires March 8, 1950.

/s/ Donald C. Earnshaw

*	If in St. Louis omit reference county.